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                                                                      Exhibit 11
                                ELEK-TEK, INC.
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                    THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                                  --------------------------------            --------------------------------
                                                     1997                1996                    1997                  1996
                                                  ----------           -----------            ----------           -----------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE
Net earnings (loss)                               $   (2,579)          $   (6,340)           $   (3,576)          $    (6,900)
Weighted average common shares outstanding         6,312,500            6,300,000             6,312,431             6,300,000

Primary earnings (loss) per common share          $    (0.41)          $    (1.01)           $    (0.57)          $     (1.10)

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FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE

Net earnings (loss)                               $   (2,579)          $   (6,340)           $   (3,576)          $    (6,900)

Weighted average common shares outstanding         6,312,500            6,300,000             6,312,431             6,300,000
Stock options assumed to be exercised                      -                    -                     -                     -

Weighted average common shares outstanding,
   as adjusted
                                                 -----------           ----------            ----------           -----------
                                                   6,312,500            6,300,000             6,312,431             6,300,000
                                                 ===========           ==========            ==========           ===========

Fully diluted earnings (loss) per common share    $    (0.41)          $    (1.01)           $    (0.57)          $     (1.10)

-------------------------------------------------------------------------------------------------------------------------------


There were 572,500 and 333,500 stock options outstanding in 1997 and 1996 respectively, which have not been included in the earnings per share calculation since assumption would be anti-dilutive due to loss for the period.


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